--------------------------------------------------------------------------------
                             NEWS RELEASE                          EXHIBIT 99
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           Northern Trust Corporation
                             50 South LaSalle Street
                             Chicago, Illinois 60675
                    Contact: Bev Fleming, Investor Relations
                                (312) 444-7811 or
                      Katherine Sopranos, Public Relations
Release #01523                  (312) 444-4281      http://www.northerntrust.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
---------------------

NORTHERN TRUST CORPORATION REPORTS 2002 FIRST QUARTER EARNINGS OF $.56 PER
SHARE.

(Chicago, April 15, 2002) Northern Trust Corporation reported net income per common share of $.56 for the first quarter, an increase of 2% from the $.55 per share earned a year ago. Net income totaled $127.6 million, compared to $127.2 million reported in the first quarter of last year. This performance resulted in a return on average common equity of 19.42% and a productivity ratio of 161%.

     William A. Osborn, Chairman and Chief Executive Officer, commented, "Although the equity markets exhibited continued weakness during the quarter and the economic environment remained a difficult one, we were pleased to report an increase in our quarterly earnings. This was achieved by our continued aggressive management of expenses, which were flat compared to last year. Revenue growth also was flat, with a 4% increase in trust fees offset by weakness in foreign exchange trading results. Trust assets under administration totaled $1.72 trillion, an increase of 4% since March 2001, and assets under management grew modestly to $337.7 billion. We continue to be successful in attracting new business in our targeted markets and remain confident that revenue growth trends will rebound as the economy and markets improve."

                      FIRST QUARTER PERFORMANCE HIGHLIGHTS

     Revenues of $552.6 million were essentially unchanged from $551.5 million in last year's first quarter. Trust fees were $316.4 million in the quarter, up 4% compared to $305.2 million in

                                     -more-
the first quarter of last year. Trust fees represented 57% of total first quarter revenues and total fee-related income represented 71% of total revenues.

     Trust fees from Personal Financial Services (PFS) in the quarter increased 2% and totaled $158.6 million, compared to $156.1 million in the year-ago quarter. The increase in PFS trust fees primarily resulted from new business and was partially offset by weak equity markets. Personal trust assets under administration totaled $173.4 billion at March 31, 2002 compared to $160.0 billion at March 31, 2001 and $166.8 billion at December 31, 2001. Of the total assets under administration, $96.2 billion is managed by Northern Trust, compared to $93.3 billion one year ago. Net new recurring PFS trust business sold during the quarter totaled approximately $11 million in annualized fees.

     Trust fees from Corporate & Institutional Services (C&IS) in the quarter increased 6% to $157.8 million, compared to $149.1 million in the year-ago quarter. Driven primarily by growth in institutional money market funds, fees from asset management increased 9% and totaled $48.2 million, compared to $44.2 million in the year-ago quarter. Reflecting strong global business, custody fees increased 3% to $52.4 million. Northern Trust Retirement Consulting, L.L.C. recorded fees of $17.6 million compared to $15.3 million in last year's first quarter. Securities lending fees totaled $28.8 million compared to $29.9 million in last year's first quarter. In the prior year, securities lending spreads benefited from three declines in the federal funds rate during the quarter.

     C&IS trust assets under administration totaled $1.54 trillion at March 31, 2002, compared to $1.49 trillion at March 31, 2001 and $1.52 trillion at December 31, 2001. Of the C&IS trust assets under administration, $241.5 billion is managed by Northern Trust, down slightly from $243.3 billion at March 31, 2001, but up from $236.1 billion at year-end. Trust assets under administration include $470.4 billion of global custody assets, up 13% from a year ago, reflecting strong new business in this area. Net new recurring C&IS trust business sold during the quarter totaled approximately $8 million in annualized fees.

                                     -more-

     Foreign exchange trading profits were $24.3 million for the quarter, compared to $34.9 million in the first quarter of last year. Northern Trust's foreign exchange client trading volumes were lower and foreign exchange markets in major currencies continued to lack volatility, resulting in reduced revenues for the quarter.

     Treasury management revenues, which include both fees and the computed value of compensating deposit balances, were $29.8 million, up 4% from last year's first quarter due to new business and higher transaction volumes from existing clients. The fee portion of these revenues in the quarter was $23.4 million, up 16% from $20.1 million in the comparable quarter last year, partly as a result of more clients electing to pay for services in fees rather than in compensating deposit balances. Revenues from security commissions and trading income were $9.9 million, up 3% from the prior year. Other operating income was $17.7 million for the first quarter compared to $19.7 million in the same period last year. The decrease reflects lower levels of trust deposit-related revenues due to lower interest rates.

     Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled $160.9 million, down slightly from $162.0 million reported in the prior year quarter. Although total average earning assets of $34.0 billion were up 6% from last year's first quarter, the net interest margin declined to 1.92% from 2.05%. The net interest margin was impacted by a $1.8 billion increase in short-term, lower-spread assets and a decline in the value of noninterest-related funds due to lower interest rates. Loan volume averaged $17.7 billion in the quarter, unchanged from the prior year.

     The provision for credit losses was $5.0 million in the quarter, unchanged from last year's first quarter, but down from the $45.0 million provision in the fourth quarter of 2001. Net charge-offs in the quarter totaled $6.3 million. Nonperforming assets totaled $118.7 million at March 31, 2002, up from $109.5 million at December 31, 2001 and $112.7 million at March 31, 2001. The $160.3 million reserve for credit losses at March 31, 2002 represented a reserve to loan ratio of

                                     -more-

..90%, unchanged from December 31, 2001. Nonaccrual loans of $117.9 million at quarter-end represented .66% of total loans and were covered 1.4 times by the reserve.

     Noninterest expenses totaled $342.8 million for the quarter, virtually unchanged from $341.6 million in the year-ago quarter. Expenses continue to be closely monitored through various initiatives implemented by management to control certain expense categories, including controlling staff levels and limiting staff-related and other discretionary costs.

     Compensation and employee benefits represented 58% of total operating expenses and totaled $198.2 million, down 3% from a year ago. Staff growth, salary increases and higher benefit costs were more than offset by lower performance-based pay. Staff on a full-time equivalent basis at March 31, 2002 totaled 9,408, a decline of 45 positions since year-end and an increase of 2% on an annual basis, after adjusting for the impact of the lockbox joint venture initiated during the third quarter of last year.

     Other expense categories reflect increased costs associated with technology investments, office expansion, operating costs relating to the significant growth in transaction volumes, and payments made to the lockbox joint venture. Previously, the cost of the lockbox operations was primarily included in compensation and employee benefits. These increases were partially offset by initiatives to manage costs that resulted in decreases in various expenses, including travel, hiring and other discretionary costs. In addition, the adoption of new accounting requirements in 2002 to eliminate goodwill amortization costs reduced expenses by $2.6 million or $2.1 million after-tax.

                                  BALANCE SHEET

     Balance sheet assets averaged $37.7 billion for the quarter, up 6% from last year's first quarter average of $35.7 billion. Money market assets averaged $9.0 billion, up from $4.5 billion last year while the securities portfolio decreased 26% to average $7.3 billion during the period. Loans and leases averaged $17.7 billion for the quarter, unchanged from the prior year.

                                     -more-

Residential mortgages increased $635 million, or 9%, to average $7.5 billion for the quarter and represented 42% of the total loan portfolio. Commercial and industrial loans averaged $4.6 billion, down 9% from a year ago, while personal loans declined 6% to $2.1 billion.

     Common stockholders' equity averaged a record $2.7 billion, up 12% from last year's first quarter. The increase primarily reflects the retention of earnings, offset in part by the repurchase of common stock pursuant to the Corporation's share buyback program. During the quarter, the Corporation acquired a total of 801,640 shares at a cost of $46.0 million. An additional 3.8 million shares may be purchased after March 31, 2002 under the current share buyback program.

                           FORWARD-LOOKING STATEMENTS

     This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust's financial goals, dividend policy, expansion and business development plans, business prospects and positioning with respect to market and pricing trends, new business results and outlook, changes in securities market prices, credit quality, planned capital expenditures and technology spending, and the effect of any extraordinary events and various other matters (including changes in accounting standards and interpretations) on Northern Trust's business and results. Actual results could differ materially from those indicated by these statements. Northern Trust Corporation's 2001 Annual Report to Shareholders, including the section of Management's Discussion and Analysis captioned "Factors Affecting Future Results," and periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results, including certain economic, interest rate, market and credit risks, competitive conditions, Northern Trust's success in executing various parts of its business plans, technology risks, including material systems interruptions or errors, and risks associated with changes in the regulatory framework resulting from enactment of the Gramm-Leach-Bliley Act of 1999 and other regulatory changes and factors. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

                                     -more-

                WEBCAST OF FIRST QUARTER EARNINGS CONFERENCE CALL

     Northern Trust's first quarter earnings conference call will be webcast live on Monday, April 15, 2002. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer's comments. The live call will be conducted at 11 a.m. CDT and is accessible on Northern Trust's web site at:

     http://www.northerntrust.com/aboutus/news/financial_releases.html

The only authorized rebroadcast of the live call will be available on Northern Trust's web site beginning at approximately 1:00 p.m. CDT on April 15, 2002 until 6:00 p.m. on April 22, 2002. Participants will need Windows Mediatm software, which can be downloaded free through Northern's web site. This earnings release can also be accessed at the above web address.

                                      / / /

                            NORTHERN TRUST CORPORATION                    Page 1
                (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS
------------------------------
($ In Millions Except Per Share Data)                                            FIRST QUARTER
--------------------------------------                        -------------------------------------------------
                                                                  2002              2001           % Change (*)
                                                              -------------------------------------------------
                                                              ------------
Noninterest Income
     Trust Fees                                                  $  316.4          $  305.2                  4 %
     Foreign Exchange Trading Profits                                24.3              34.9                (30)
     Treasury Management Fees                                        23.4              20.1                 16
     Security Commissions & Trading Income                            9.9               9.6                  3
     Other Operating Income                                          17.7              19.7                (11)
     Investment Security Transactions                                  -                  -                  -
                                                              ------------      ------------       ------------
Total Noninterest Income                                            391.7             389.5                  1

Interest Income (Taxable Equivalent)                                326.7             507.3                (36)
Interest Expense                                                    165.8             345.3                (52)
                                                              ------------      ------------       ------------
Net Interest Income (Taxable Equivalent)                            160.9             162.0                 (1)

Total Revenue (Taxable Equivalent)                                  552.6             551.5                  -

Noninterest Expenses

     Compensation                                                   162.4             170.4                 (5)
     Employee Benefits                                               35.8              33.8                  6
     Occupancy Expense                                               26.0              24.7                  6
     Equipment Expense                                               22.6              21.2                  6
     Other Operating Expenses                                        96.0              91.5                  5
                                                              ------------      ------------       ------------
Total Noninterest Expenses                                          342.8             341.6                  -

Provision for Credit Losses                                           5.0               5.0                  0
Taxable Equivalent Adjustment                                        11.7              13.9                (16)
                                                              ------------      ------------       ------------
Income before Income Taxes                                          193.1             191.0                  1
Provision for Income Taxes                                           65.5              63.8                  3
                                                              ------------      ------------       ------------

NET INCOME                                                       $  127.6          $  127.2                  - %
                                                              ============      ============       ============

Net Income Per Common Share

     Basic                                                       $   0.58          $   0.57                  2 %
     Diluted                                                         0.56              0.55                  2

Return on Average Common Equity                                     19.42 %           21.53 %
Average Common Equity                                            $2,653.3          $2,370.8                 12 %
Return on Average Assets                                             1.37 %            1.45 %

Common Dividend Declared per Share                               $   0.17          $  0.155                 10 %
Preferred Dividends (millions)                                        0.5               1.4                (62)

Average Common Shares Outstanding (000s)
     Basic                                                        220,854           221,568
     Diluted                                                      227,373           229,821
Common Shares Outstanding (EOP)                                   221,714           222,636
                                                              ------------

  (*) Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.

Note: Certain reclassifications have been made to prior periods' financial statements to place them on a basis comparable with the current period's financial statements.

                            NORTHERN TRUST CORPORATION                    Page 2
                (Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

                                                                               MARCH 31
                                                        ------------------------------------------------------
                                                             2002                2001            % Change (*)
                                                        ------------------------------------------------------
Assets
------
   Money Market Assets                                       $ 7,662.6           $ 3,855.6                 99 %
   Securities

       U.S. Government                                           157.1               189.9                (17)
       Federal Agency and Other                                8,249.6            11,965.5                (31)
       Municipal                                                 574.3               485.7                 18
       Trading Account                                             9.7                16.8                (42)
                                                        --------------       -------------       -------------
   Total Securities                                            8,990.7            12,657.9                (29)
   Loans and Leases                                           17,845.5            17,868.6                  -
                                                        --------------       -------------       -------------
   Total Earning Assets                                       34,498.8            34,382.1                  -
   Reserve for Credit Losses                                    (160.3)             (167.9)                (5)
   Cash and Due from Banks                                     1,534.8             1,545.3                 (1)
   Trust Security Settlement Receivables                         200.8               458.0                (56)
   Buildings and Equipment                                       493.7               466.4                  6
   Other Nonearning Assets                                     1,393.8             1,513.9                 (8)
                                                        --------------       -------------       -------------
  Total Assets                                               $37,961.6           $38,197.8                 (1)%
                                                        ==============       =============       =============

Liabilities and Stockholders' Equity
------------------------------------
   Interest-Bearing Deposits

       Savings                                               $ 7,841.4           $ 8,000.6                 (2)%
       Other Time                                                331.8             1,835.1                (82)
       Foreign Office Time                                     9,071.0             8,559.3                  6
                                                        --------------       -------------       -------------
   Total Interest-Bearing Deposits                            17,244.2            18,395.0                 (6)
   Borrowed Funds                                             10,500.8             9,162.1                 15
   Senior Notes and Long-Term Debt                             1,484.3             1,560.1                 (5)
                                                        --------------       -------------       -------------
   Total Interest-Related Funds                               29,229.3            29,117.2                  -
   Demand & Other Noninterest-Bearing Deposits                 4,702.6             5,196.9                (10)
   Other Liabilities                                           1,198.0             1,311.1                 (9)
                                                        --------------       -------------       -------------
   Total Liabilities                                          35,129.9            35,625.2                 (1)
   Common Equity                                               2,711.7             2,452.6                 11
   Preferred Equity                                              120.0               120.0                  0
                                                        --------------       -------------       -------------
  Total Liabilities and Stockholders' Equity                 $37,961.6           $38,197.8                 (1)%
                                                        --------------       =============       =============

                            NORTHERN TRUST CORPORATION                    Page 3
                (Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)
-------------------------------------

                                                                             FIRST QUARTER
                                                        ------------------------------------------------------
                                                             2002                2001            % Change (*)
                                                        ------------------------------------------------------
Assets
------
   Money Market Assets                                       $ 8,962.4           $ 4,530.1                 98 %
   Securities
       U.S. Government                                           157.7               208.8                (24)
       Federal Agency and Other                                6,600.0             9,200.9                (28)
       Municipal                                                 561.0               453.9                 24
       Trading Account                                            10.1                14.8                (32)
                                                        --------------       -------------       ------------
   Total Securities                                            7,328.8             9,878.4                (26)
   Loans and Leases                                           17,673.8            17,713.9                  -
                                                        --------------       -------------       ------------
   Total Earning Assets                                       33,965.0            32,122.4                  6
   Reserve for Credit Losses                                    (161.0)             (165.4)                (3)
   Nonearning Assets                                           3,874.2             3,698.0                  5
                                                        --------------       -------------       ------------
  Total Assets                                               $37,678.2           $35,655.0                  6 %
                                                        ==============       =============       ============

Liabilities and Stockholders' Equity
------------------------------------
   Interest-Bearing Deposits
       Savings                                               $ 8,193.4           $ 7,971.9                  3 %
       Other Time                                                381.6             1,293.0                (70)
       Foreign Office Time                                     9,170.6             8,642.1                  6
                                                        --------------       -------------       ------------
   Total Interest-Bearing Deposits                            17,745.6            17,907.0                 (1)
   Borrowed Funds                                              9,349.1             7,828.4                 19
   Senior Notes and Long-Term Debt                             1,484.3             1,452.2                  2
                                                        --------------       -------------       ------------
   Total Interest-Related Funds                               28,579.0            27,187.6                  5
   Demand & Other Noninterest-Bearing Deposits                 5,180.0             4,750.9                  9
   Other Liabilities                                           1,145.9             1,225.7                 (7)
                                                        --------------       -------------       ------------
   Total Liabilities                                          34,904.9            33,164.2                  5
   Common Equity                                               2,653.3             2,370.8                 12
   Preferred Equity                                              120.0               120.0                  0
                                                        --------------       -------------       ------------
  Total Liabilities and Stockholders' Equity                 $37,678.2           $35,655.0                  6 %
                                                        --------------       =============       ============

                           NORTHERN TRUST CORPORATION
                (Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA                                   2002                            2001
--------------------
($ In Millions Except Per Share Data)                Quarters                        Quarters
-------------------------------------
                                                    ------------------------------------------------------------
                                                       First       Fourth       Third      Second       First
                                                    ------------------------------------------------------------
Net Income Summary
------------------
   Trust Fees ..................................... $     316.4   $   304.1   $   304.3   $   317.7   $    305.2
   Other Noninterest Income .......................        75.3        82.3        85.5        96.6         84.3
   Net Interest Income (Taxable Equivalent) .......       160.9       163.6       161.6       160.7        162.0
                                                    -----------   ---------   ---------   ---------   ----------
     Total Revenue (Taxable Equivalent) ...........       552.6       550.0       551.4       575.0        551.5
   Provision for Credit Losses ....................         5.0        45.0         5.0        11.5          5.0
   Noninterest Expenses ...........................       342.8       339.9       343.6       351.8        341.6
                                                    -----------   ---------   ---------   ---------   ----------
     Pretax Income (Taxable Equivalent) ...........       204.8       165.1       202.8       211.7        204.9
   Taxable Equivalent Adjustment ..................        11.7        11.8        12.6        14.3         13.9
   Provision for Income Taxes .....................        65.5        50.9        63.6        66.1         63.8
                                                    -----------   ---------   ---------   ---------   ----------
     Net Income ................................... $     127.6   $   102.4   $   126.6   $   131.3   $    127.2
                                                    ===========   =========   =========   =========   ==========

Per Common Share
----------------
   Net Income - Basic ............................. $      0.58   $    0.46   $    0.57   $    0.59   $     0.57
              - Diluted ...........................        0.56        0.45        0.55        0.57         0.55
   Dividend Declared ..............................        0.17        0.17       0.155       0.155        0.155
   Book Value (EOP) ...............................       12.23       11.97       11.73       11.42        11.02
   Market Value (EOP) .............................       60.11       60.22       52.48       62.50        62.50

Ratios
------
   Return on Average Common Equity ................       19.42%      15.45%      19.63%      21.10%       21.53%
   Return on Average Assets .......................        1.37        1.14        1.43        1.45         1.45
   Net Interest Margin ............................        1.92        2.04        2.05        1.96         2.05
   Productivity Ratio  (*) ........................         161%        162%        160%        163%         161%
   Risk-based Capital Ratios
       Tier 1 .....................................       10.83%      10.88%      10.58%      10.45%       10.08%
       Total (Tier 1 + Tier 2) ....................       14.10       14.25       13.92       13.97        13.68
       Leverage ...................................        7.63        7.93        7.88        7.43         7.31

Trust Assets ($ in Billions) - EOP
----------------------------------
   Corporate ...................................... $   1,542.3   $ 1,517.8   $ 1,431.5   $ 1,516.0   $  1,486.5
   Personal .......................................       173.4       166.8       149.8       161.1        160.0
                                                    -----------   ---------   ---------   ---------   ----------
     Total Trust Assets ........................... $   1,715.7   $ 1,684.6   $ 1,581.3   $ 1,677.1   $  1,646.5
                                                    ===========   =========   =========   =========   ==========
   Memo:  Managed Assets .......................... $     337.7   $   330.1   $   327.5   $   341.5   $    336.6

Asset Quality ($ in Millions) - EOP
-----------------------------------
   Nonaccrual Loans ............................... $     117.9   $   108.7   $   114.2   $   107.9   $    111.1
   Other Real Estate Owned (OREO) .................         0.8         0.8         1.6         1.5          1.6
                                                    -----------   ---------   ----------  ---------   ----------
     Total Nonperforming Assets ................... $     118.7   $   109.5   $   115.8   $   109.4   $    112.7
                                                    ===========   =========   ==========  =========   ==========
     Nonperforming Assets / Loans & OREO ..........        0.67%       0.61%       0.62%       0.60%        0.63%

   Gross Charge-offs .............................. $       6.5   $    41.7   $     6.7   $    19.9   $      0.7
   Gross Recoveries ...............................         0.2         0.2         0.1         0.2          0.7
                                                    -----------   ---------   ---------   ---------   ----------
     Net Charge-offs .............................. $       6.3   $    41.5   $     6.6   $    19.7   $      0.0
                                                    ===========   =========   =========   =========   ==========
   Net Charge-offs (Annualized) to Average Loans ..        0.14%       0.93%       0.15%       0.44%       0.001%
   Reserve for Credit Losses ...................... $     160.3   $   161.6   $   158.1   $   159.7   $    167.9
   Reserve to Nonaccrual and Restructured Loans ...         136%        149%        138%        148%         151%

  (*) The productivity ratio is defined as total revenue on a taxable equivalent basis divided by noninterest expenses.